SUB ITEM 77Q1(e)
An amendment, dated June 1, 2008, to the Investment Advisory Agreement, dated January 1, 2002, by and between MFS Series Trust XI (the Trusts) on behalf of MFS Blended Research Core Equity Fund, formerly MFS Union Standard Equity Fund, a series of the Trust, and Massachusetts Financial Services Company, is contained in Post-Effective Amendment No. 27 to the Registration Statement of MFS Series Trust XI (File Nos. 33-68320 and 811-7992, as filed with the Securities and Exchange Commission via EDGAR on June 30, 2008, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.